TANDEM DIABETES CARE, INC.

2013 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

As approved by the Board of Directors on April 5, 2024

ARTICLE 1

PURPOSE

The purposes of the Plan are to (a) amend the 2013 Employee Stock Purchase Plan, originally adopted by the Board on October 29, 2013, and amended in March 2018 (b) to enhance the Company’s ability to attract and retain the services of Eligible Employees upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, (c) to provide additional incentives to Eligible Employees to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company. This Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

ARTICLE 2

DEFINITIONS

For purposes of the Plan, terms not otherwise defined herein shall have the meanings indicated below:

2.1“Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

2.2“Board” means the Board of Directors of the Company.

2.3“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto).

2.4“Change in Control” means:

(a) The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; provided, however, that a Change in Control shall not result upon such acquisition of beneficial ownership if such acquisition occurs as a result of a public offering of the Company’s securities or any financing transaction or series of financing transactions;

(b) A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(c) A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger; or

(d) The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s).

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A of the Code.

The Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.5“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6“Committee” means a committee of two or more members of the Board appointed to administer the Plan as set forth in Section 12.1.

2.7“Common Stock” means the Common Stock of the Company and such other securities of the Company that may be substituted for Common Stock pursuant to Article 9.

2.8“Company” means Tandem Diabetes Care, Inc., a Delaware corporation.

2.9“Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

2.10 “Director” means a member of the Board.

2.11 “Effective Date” means October 29, 2013.

2.12 “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

2.13 “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period.

2.14 “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.16 “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:

(a) If the Common Stock is then listed or admitted to trading on The NASDAQ Stock Market or another stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on The NASDAQ Stock Market or principal stock exchange on which the Common Stock is then listed or admitted for trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on The NASDAQ Stock Market or such exchange on the next preceding day on which a closing sale price is reported.

(b) If the Common Stock is not then listed or admitted to trading on The NASDAQ Stock Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

(c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation in a manner consistent with the valuation principles under Section 409A of the Code, which determination shall be conclusive and binding on all interested parties.

2.17 “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Administrator for that Offering.

2.18 “Offering Date” means a date selected by the Administrator for an Offering to commence.

2.19 “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

2.20 “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

2.21 “Plan” means this 2013 Employee Stock Purchase Plan of the Company, as amended.

2.22 “Purchase Date” means one or more dates during an Offering selected by the Administrator on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

2.23 “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

2.24 “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

2.25 “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company (to the extent established in the future), as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

2.26 “Securities Act” means the Securities Act of 1933, as amended from time to time.

2.27 “Share” means a share of Common Stock.

2.28 “Trading Day” means any day on which The NASDAQ Stock Market, or another stock exchange on which shares of Common Stock are then listed or admitted to trading, is open for trading.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1Number of Shares. Subject to Article 9, the aggregate number of Shares that may be issued or transferred pursuant to Purchase Rights granted under the Plan shall not exceed 5,264,724 Shares, which number is the sum of (i) 2,264,724 Shares initially available for issuance or transfer under the Plan, plus (ii) an additional 3,000,000 Shares that were approved at the Company’s 2024 Annual Meeting of Stockholders. If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such Purchase Right shall again become available for issuance under the Plan.

3.2Shares Distributed. The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company.

ARTICLE 4

ELIGIBILITY

4.1Employees. Purchase Rights may be granted only to Employees of the Company or, as the Administrator may designate in accordance with Section 12.2, to Employees of a Related Corporation. Except as provided in Section 4.2, an Employee shall not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Administrator may require, but in no event will the required period of continuous employment be equal to or greater than two (2) years. In addition, the Administrator may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year or such other criteria as the Administrator may determine consistent with Section 423 of the Code.

4.2Eligible Employee. The Administrator may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(a) the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(b) the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

(c) the Administrator may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

4.3Five-Percent Owners. No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 4.3, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

4.4Limitation on Purchase of Common Stock. As specified in Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

4.5Officers and Highly Compensated Employees. Officers of the Company and any Related Corporation, to the extent they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Administrator may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

ARTICLE 5

PARTICIPATION; WITHDRAWAL; TERMINATION

5.1Enrollment. An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company for such purpose (which may be similar to the form attached hereto as Exhibit A) or following an electronic or other enrollment procedure determined by the Administrator. The enrollment form or procedure shall include a means to specify the amount of Contributions not to exceed the maximum amount specified by the Administrator, which amount shall be fifteen percent (15%) of a Participant’s earnings in the absence of any such specification. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll shall be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her Contributions during each Offering, and in the absence of any specific limitation by the Administrator, a Participant shall be allowed one (1) change to his or her Contributions during each Offering. Any such change to a Participant’s Contributions shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the enrollment form provided by the Company or the completion of the electronic or other procedure determined by the Administrator (or such shorter or longer period as may be specified by the Administrator). In the event a Participant reduces his or her Contributions to zero, such Participant’s Contributions prior to such reduction shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from the Offering in accordance with Section 5.2. If specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to a Purchase Date.

5.2Withdrawal. During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company for such purpose (which may be similar to the form attached hereto as Exhibit B) or following an electronic or other withdrawal procedure determined by the Administrator. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering shall immediately terminate and the Company shall distribute to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from that Offering shall have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form or follow an electronic or other enrollment procedure determined by the Administrator to participate in subsequent Offerings.

5.3Termination of Purchase Rights. Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately if the Participant either (a) is no longer an Employee for any reason or for no reason (subject to Section 5.5 and any post-employment participation period required by law) or (b) is otherwise no longer eligible to participate. The Company shall distribute to such individual all of his or her accumulated but unused Contributions.

5.4Decrease or Suspension of Payroll Deductions. To comply with Section 423(b)(8) of the Code and Section 4.4 or the other limitations set forth in the Plan, a Participant’s Contributions may be decreased or suspended by the Administrator at any time during an Offering. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 4.4 or the other limitations set forth in the Plan shall be paid to such Participant as soon as commercially practicable after the next occurring Purchase Date.

5.5Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2), a Participant may continue participation in the Plan by making payments to the Company by cash or check on his or her normal paydays equal to his or her authorized Contributions.

ARTICLE 6

GRANT OF PURCHASE RIGHTS; OFFERINGS

6.1Grant of Purchase Rights. The Administrator may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Administrator. Each Offering shall be in such form and shall contain such terms and conditions as the Administrator deems appropriate, and shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Articles 4, 5 and 7.

6.2Multiple Purchase Rights. If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (a) each form shall apply to all of his or her Purchase Rights under the Plan, and (b) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

6.3Offerings. The Administrator shall have the discretion to structure an Offering so that if the Fair Market Value of a Share on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a Share on the Offering Date for that Offering, then (a) that Offering shall terminate immediately as of that first Trading Day, and (b) the Participants in such terminated Offering shall be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

ARTICLE 7

PURCHASE RIGHTS; EXERCISE OF

PURCHASE RIGHTS; PURCHASE PRICE

7.1Purchase Rights. On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Administrator, but in either case not exceeding fifteen percent (15%) of such Employee’s earnings (as defined by the Administrator in each Offering) during the period that begins on the Offering Date (or such later date as the Administrator determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

7.2Purchase Dates. The Administrator shall establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering shall be exercised and Shares shall be purchased in accordance with such Offering.

7.3Pro Rata Allocation of Shares. In connection with each Offering made under the Plan, the Administrator may specify (a) a maximum number of Shares that may be purchased by any Participant on any Purchase Date during such Offering, (b) a maximum aggregate number of Shares that may be purchased by all Participants pursuant to such Offering and/or (c) a maximum aggregate number of Shares that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of Shares issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any other action by the Administrator, a pro rata allocation (based on each Participant’s accumulated Contributions) of the Shares available shall be made in as nearly a uniform manner as shall be practicable and equitable, as determined by the Administrator.

7.4Exercise of Rights. On each Purchase Date, each Participant’s accumulated Contributions shall be applied to the purchase of Shares, up to the maximum number of Shares permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering.

7.5Fractional Shares. No fractional Shares shall be issued unless specifically provided for in the Offering. If any amount of accumulated Contributions remains in a Participant’s account after the purchase of Shares and such remaining amount is less than the amount required to purchase one (1) Share on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of Shares under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such Offering, in which case such amount will be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of Shares is at least equal to the amount required to purchase one (1) Share on the final Purchase Date of an Offering, then such remaining amount shall not roll over to the next Offering and shall instead be distributed in full to such Participant after the final Purchase Date of such Offering, without interest.

7.6Limitation on Exercise. No Purchase Rights may be exercised to any extent unless the Shares to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If, on a Purchase Date, the Shares are not so registered or the Plan is not in such compliance, no Purchase Rights shall be exercised on such Purchase Date, and the Purchase Date will be delayed until the Shares are so registered and the Plan is in such material compliance, except that the Purchase Date will in no event be more than six (6) months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the Shares are not so registered and the Plan is not in such material compliance, no Purchase Rights shall be exercised and all accumulated but unused Contributions will be distributed to the Participants, without interest. The Company shall have no liability for any failure to grant Purchase Rights and/or to issue and sell Shares upon exercise of such Purchase Rights.

7.7Purchase Price. The purchase price of Shares acquired pursuant to Purchase Rights shall be not less than the lesser of: (a) an amount equal to eighty-five percent (85%) of the Fair Market Value of the Shares on the Offering Date or (b) an amount equal to eighty-five (85%) of the Fair Market Value of the Shares on the applicable Purchase Date.

ARTICLE 8

DESIGNATION OF A BENEFICIARY;
DEATH OF A PARTICIPANT

8.1Designation of a Beneficiary. The Company may, but is not obligated to, permit a Participant to submit a form or follow an electronic or other procedure determined by the Administrator to designate a beneficiary who will receive any shares and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company for such purpose or made by following an electronic or other procedure determined by the Administrator. The Company shall not recognize and shall be under no duty to recognize any assignment, alienation or designation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder except to the extent of Participant’s compliance with the provisions of this Section 8.1.

8.2Death of a Participant. If a Participant dies, in the absence of a valid beneficiary designation, the Company shall deliver any Shares and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company may deliver such Shares and/or Contributions to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

ARTICLE 9

ADJUSTMENTS UPON CAPITALIZATION
ADJUSTMENT; CHANGE IN CONTROL

9.1Capitalization Adjustment. In the event of a Capitalization Adjustment, the Administrator shall appropriately and proportionately adjust: (a) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3.1, (b) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (c) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Administrator shall make these adjustments, and its determination shall be final, binding and conclusive.

9.2 Change in Control. In the event of a Change in Control, then: (a) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Change in Control) for outstanding Purchase Rights, or (b) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions shall be used to purchase Shares within ten (10) business days prior to the Change in Control under the outstanding Purchase Rights, and the Purchase Rights shall terminate immediately after such purchase.

ARTICLE 10

AMENDMENT; TERMINATION; SUSPENSION

10.1 Amendment. The Administrator may amend the Plan at any time and from time to time in any respect the Administrator deems necessary or advisable, including a determination by the Administrator that the ongoing operation of the Plan may result in unfavorable financial accounting consequences. Notwithstanding the generality of the preceding sentence, except as provided in Section 9.1, approval by a vote of the holders of the outstanding shares of the Company’s capital stock entitled to vote shall be required for any amendment of the Plan for which such approval is required by applicable law or stock exchange listing requirements, including any amendment that (a) materially increases the number of Shares available for issuance under the Plan, (b) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (c) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which Shares may be purchased under the Plan, (d) materially extends the term of the Plan, or (e) expands the types of awards available for issuance under the Plan, but in the case of each of (a) through (e) above, only to the extent such approval is required by applicable law or stock exchange listing requirements.

10.2 Suspension or Termination. The Administrator may suspend or terminate the Plan at any time and from time to time as the Administrator deems necessary or advisable. Upon the termination of the Plan, all accumulated but unused Contributions shall be distributed to the Participants, without interest.

ARTICLE 11

TERM

11.1 Stockholder Approval. This Plan shall be effective as of the approval of the stockholders of the Company. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

ARTICLE 12

ADMINISTRATION

12.1 Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to the Committee. Each of the members shall meet the independence requirements under the then applicable rules, regulations or listing requirements adopted by The NASDAQ

Stock Market or the principal exchange on which the Shares are then listed or admitted to trading. Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act. As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term shall mean the Committee.

12.2 Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority to: (a) determine the persons to whom, and the time or times at which Purchase Rights shall be granted under the Plan and the provisions of each Offering (which need not be identical), (b) interpret the Plan and the rights granted under it, (c) establish, amend and revoke rules and regulations for the administration of the Plan, (d) correct any defect or omission or reconcile any inconsistency in the Plan, (e) amend the Plan as provided in Section 10.1, (f) settle all controversies regarding the Plan and Purchase Rights granted under the Plan, (g) suspend or terminate the Plan at any time as provided in Section 10.2, (h) exercise such powers and perform such acts as the Administrator deems necessary to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code, and (i) make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

12.3 Limitation on Liability. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

ARTICLE 13

MISCELLANEOUS

13.1 Restriction upon Assignment. Purchase Rights granted under the Plan shall not be transferable other than by will, applicable laws of descent and distribution, or, if permitted by the Company, by a beneficiary designated in accordance with Section 8.1. During a Participant’s lifetime, Purchase Rights shall be exercisable only by the Participant.

13.2 Rights as a Stockholder. Participant shall not be deemed to be a holder of, or to have any of the rights of a holder with respect to, Shares subject to a Purchase Right granted under the Plan unless and until (a) such Shares have been issued to the Participant following the exercise of such Purchase Right pursuant to the terms of the Plan, (b) the Company or the transfer agent shall have transferred the Shares to Participant, and (c) Participant’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, Participant shall have full voting, dividend and other ownership rights with respect to such Shares.

13.3 Interest. No interest shall accrue on Contributions.

13.4 Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

13.5 Application of Funds. Each Participant’s Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company and may be used by the Company for any corporate purpose, except where applicable law requires that Contributions be segregated or deposited with a third party.

13.6 Reports. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

13.7 No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Eligible Employee or Participant to be consideration for, or an inducement to, or a condition of, the employment of any Eligible Employee or Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or to interfere with the right of the Company to discharge any Eligible Employee or Participant at any time.

13.8 Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a Purchase Right granted under the Plan if such disposition or transfer is made: (a) within two (2) years after the first day of the Offering during which such Shares were purchased or (b) within one (1) year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

13.9 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

13.10 Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

EXHIBIT A

TANDEM DIABETES CARE, INC.

2013 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

ENROLLMENT FORM

Original Application	Offering Date:

Change in Payroll Deduction Rate
1.hereby elects to participate in the Tandem Diabetes Care, Inc. 2013 Employee Stock Purchase Plan, as amended (the “Plan”) and subscribes to purchase shares of the Company’s common stock in accordance with this enrollment form and the Plan.
2.I hereby authorize payroll deductions from each paycheck in the amount of % (from 1% to 15%) of my eligible earnings (as provided in the Offering Document) on each payday during the offering in accordance with the Plan. Please note that no fractional percentages are permitted.
3.I understand that the authorized payroll deductions will be accumulated for the purchase of shares of the Company’s common stock at the applicable purchase price determined in accordance with the Plan. I understand that if I do not withdraw from an offering, any accumulated payroll deductions will be used to automatically exercise my purchase rights and purchase common stock under the Plan.
4.I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.
5.I understand that if I dispose of any shares of the Company’s common stock received by me pursuant to the Plan within two (2) years after the first day of the offering during which I purchased such shares or one (1) year after the purchase date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of such shares at the time such shares were purchased by me over the price that I paid for such shares. I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of my shares of the Company’s common stock, and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of my shares of the Company’s common stock, as determined by the Company. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of my shares of the Company’s common stock. If I dispose of my shares of the Company’s common stock at any time after the expiration of the two (2)-year and one (1)-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of such shares at the time of such disposition over the purchase price which I paid for such shares, or (b) fifteen percent (15%) of the fair market value of such shares on the first day of the offering. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.
6.I hereby agree to be bound by the terms of the Plan. The effectiveness of this Enrollment Form is dependent upon my eligibility to participate in the Plan.

Employee’s Social Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS ENROLLMENT FORM WILL REMAIN IN EFFECT FOR THE OFFERING AND ANY SUBSEQUENT OFFERINGS IN WHICH I AM AUTOMATICALLY ENROLLED IN ACCORDANCE WITH THE PLAN UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

EXHIBIT B

TANDEM DIABETES CARE, INC.

2013 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

NOTICE OF WITHDRAWAL

The undersigned participant in the offering of the Tandem Diabetes Care, Inc. 2013 Employee Stock Purchase Plan, as amended that began on , hereby notifies the Company that he or she hereby withdraws from the offering. He or she hereby directs the Company to pay to the undersigned all the payroll deductions or other amounts credited to his or her account with respect to such offering. The undersigned understands and agrees that all of his or her purchase rights for such offering will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current offering and the undersigned will be eligible to participate in succeeding offerings only by delivering to the Company a new enrollment form.

Name and Address of Participant:

Signature:

Date: